Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Nicholas Dalmaso, Chief Executive Officer of Destra Investment Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 11/30/11                                                                       /s/ Nicholas Dalmaso
Nicholas Dalmaso, Chief Executive Officer
(principal executive officer)

I, Richard J. Simek, Chief Financial Officer of Destra Investment Trust II (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  11/30/11                                                                      /s/ Richard J. Simek
Richard J. Simek, Chief Financial Officer
(principal financial officer)